                                                                     EXHIBIT 3.2

                              ARTICLES OF AMENDMENT

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND OTHER RIGHTS AND QUALIFICATIONS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK

            ALLIANCE  TOWERS,  INC., a corporation  organized and existing under the Florida Business Corporation Act (the "CORPORATION"),

            DOES HEREBY CERTIFY:

            That pursuant to authority  conferred upon the Board of Directors of the  Corporation  (the  "BOARD")  by  the  Articles  of  Incorporation  of  said
Corporation,  and pursuant to the provisions of Section  607.0602 of the Florida
Business Corporation Act, the Board has duly determined that 1,000,000 shares of preferred  stock,  $.001 par  value per  share,  shall be  designated  "Series B
Convertible  Preferred  Stock,"  and to that end, on April 28,  2005,  the Board adopted a resolution  providing for the  designation,  preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions,  of the Series B Convertible  Preferred Stock, which resolution is as follows:

            RESOLVED,  that the  Certificate of  Designations,  Preferences  and
Other Rights and  Qualifications  of Series B Convertible  Preferred Stock dated
April 28, 2005 (the "CERTIFICATE OF DESIGNATIONS") be, and hereby is, authorized and  approved,  which  Certificate  of  Designations  shall  be  filed  with the
Department of State of the State of Florida in the form as follows:

            1.  DESIGNATION AND AMOUNT.  One Million  (1,000,000)  shares of the preferred stock of the Corporation,  $.001 par value per share, shall constitute a class of preferred stock designated as "Series B Convertible  Preferred Stock"
(the "SERIES B PREFERRED STOCK").  Without the written consent of the holders of a majority of the Series B Preferred  Stock then  outstanding,  the  Corporation shall not issue any shares of capital  stock or preferred  stock that are senior or pari passu in any respect to the Series B Preferred Stock, including, without limitation,  as to payment of dividends,  distribution of assets or redemptions;
or  authorize,  create or issue any  shares of any class or series of any bonds, debentures,  notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, or any options,  warrants or other rights to acquire, any shares having any such preference or priority.

            2. DIVIDENDS.

               (a) The  holders of shares of Series B  Preferred  Stock shall be entitled to receive a dividend with respect thereto (a "PREFERRED DIVIDEND") if, as and when declared by the Board of Directors of the Corporation  (the "BOARD")
out of assets of the Corporation  legally  available for payment thereof.  If at any time a  dividend  or  distribution  of  assets is  declared  and paid on the
Corporation's  (i) common stock,  par value $.001 per share (the "COMMON STOCK")
or (ii) any other class or series of the  Corporation's  capital  stock  whether
currently   outstanding  or  hereafter  created  (the  "CAPITAL   STOCK"),   the
Corporation  shall, at the same time, declare and pay to each holder of Series B
Preferred Stock,  pari passu with the holders of the Common Stock or the Capital
Stock, as applicable, a Preferred Dividend equal to the dividend that would have been  payable to such holder if the shares of Series B  Preferred  Stock held by such  holder had been  converted  to Common  Stock  pursuant to Section 5 hereof immediately  prior to the record date for such dividend or distribution  (or the date of such dividend or distribution if no record date is fixed).

               (b) The  Corporation  may not declare or pay any dividend or make any distribution of assets on, or redeem,  purchase or otherwise acquire, shares of Capital  Stock of the  Corporation  ranking  junior to the Series B Preferred
Stock  as to the  payment  of  dividends  or the  distribution  of  assets  upon liquidation,  dissolution  or winding up outstanding  now or hereafter  created,
unless  all  declared  and  unpaid   Preferred   Dividends   have  been  or  are
contemporaneously paid.

            3. RIGHTS ON LIQUIDATION, MERGER, SALE, ETC.

               (a) In the event of any  voluntary  or  involuntary  liquidation, dissolution or winding up of the Corporation (each, a "LIQUIDATION"), the assets of the Corporation available for distribution to its stockholders,  whether from capital,  surplus or earnings,  shall be distributed  in the following  order of priority:

                   (i) The holders of Series B Preferred Stock shall be entitled to receive, pari passu with the holders of Series A Convertible Preferred Stock,
$.001 par value per share,  of the  Corporation,  and prior and in preference to any  distribution  to the holders of Common Stock,  any other series or class of preferred stock or any other class of the Corporation's  Capital Stock,  whether now existing or hereafter  created,  an amount on a per share basis equal to the amount they would have received had all shares of Series B Preferred  Stock been converted into shares of Common Stock  pursuant to Section 5 hereof  immediately prior  to  such  Liquidation.  If  upon  any  Liquidation,  the  assets  of  the
Corporation  available for  distribution to its  stockholders is insufficient to pay the holders of Series B Preferred Stock the full preference  amount to which they shall be entitled,  the holders of Series B Preferred Stock shall share pro rata in any  distribution  of assets in accordance  with their  applicable  full preference amounts.

                   (ii) After  distribution  of the amounts set forth in Section
3(a)(i)  hereof,   the  remaining  assets  of  the  Corporation   available  for
distribution,   if  any,  to  the  stockholders  of  the  Corporation  shall  be distributed to the holders of issued and  outstanding  shares of Common Stock or any other class of Capital Stock ranking junior to the Series B Preferred  Stock as to the distribution of assets upon Liquidation as provided in the Articles of
Incorporation.

               (b) For  purposes  of this  Section  3,  either of the  following
(each, a  "DISPOSITION  TRANSACTION")  shall be treated as a Liquidation:  (i) a merger or  consolidation  of the  Corporation  with or into any other  entity or
entities  (but  excluding  any  merger   effected  solely  for  the  purpose  of
reincorporating  into  another  state)  or the  merger  of any  other  entity or entities into the  Corporation,  in either case in which the stockholders of the
Corporation  receive  distributions  in cash or securities of another  entity or entities  as a  result  of  such  consolidation  or  merger,  and in  which  the
stockholders  of  the   Corporation,   immediately   prior  to  such  merger  or
consolidation, hold, immediately after such merger or consolidation, less than a majority  of the  outstanding  shares  of  capital  stock or a  majority  of the outstanding  voting power of the then outstanding  securities  ordinarily (apart from rights occurring under special  circumstances)  having the right to vote in

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the election of directors of the surviving or successor entity or its parent, or
(ii) a sale of all or substantially all of the assets of the Corporation.

               (c)  Upon   consummation  of  a  Disposition   Transaction,   the
Corporation  shall pay or cause to be paid to the  holders of Series B Preferred
Stock an amount  equal to the amount they would be entitled to receive  pursuant to Section 3(a) hereof as if the  Corporation,  on the date of  consummation  of such Disposition Transaction, had assets available for distribution equal to all of the assets of the Corporation  (net of  liabilities)  including the aggregate amount payable to the  Corporation  and all  stockholders  thereof in connection with such  Disposition  Transaction  (the  "DISPOSITION  PROCEEDS").  The amount payable pursuant to this Section 3(c) shall be payable in full to the holders of
the  Series  B  Preferred  Stock  immediately   following  the  closing  of  the
Disposition  Transaction  notwithstanding  any  delay  in  the  receipt  of  the
Disposition  Proceeds or any part  thereof by virtue of any escrow  arrangement, promissory note, deferred payment of proceeds or otherwise.

            4. VOTING RIGHTS.  So long as any shares of Series B Preferred Stock remain  outstanding,  the holders of shares of Series B Preferred Stock shall be entitled (i) to vote separately as a class (with no other stockholders  voting), to approve all matters that affect the rights, value, or ranking of the Series B
Preferred Stock, and (ii) to cast such number of votes in respect of such shares of Series B Preferred Stock as shall equal the largest whole number of shares of
Common  Stock  into  which  such  shares  of Series B  Preferred  Stock are then convertible  pursuant  to Section 5 hereof on all  matters  on which  holders of
Common Stock shall be entitled to vote,  voting  together as one class with, and in the same manner and with the same effect as, such holders of Common Stock.

            5. CONVERSION OF SERIES B PREFERRED STOCK.

               (a) Each holder of Series B Preferred Stock shall have the right, at such holder's option, at any time or from time to time, to convert its Series
B Preferred  Stock into such number of fully paid and  non-assessable  shares of
Common Stock equal to the product of (i) a fraction,  (A) the numerator of which is the  number of shares of Series B  Preferred  Stock  such  holder  desires to convert into Common Stock and (B) the denominator of which is 1,000,000 and (ii)
300% of the total number of shares of Common Stock  issued and  outstanding,  as calculated  on a fully  diluted  basis.  The  holder  of any  shares of Series B
Preferred  Stock  exercising  the  aforesaid  right to convert  such shares into shares of Common Stock shall be entitled to receive, in cash, an amount equal to all  declared  but unpaid  dividends  with  respect  to such  shares of Series B
Preferred  Stock to be converted up to and including the  respective  conversion date of the Series B Preferred Stock.

               (b)  Before  any  holder of  Series B  Preferred  Stock  shall be entitled  to convert the same into  shares of Common  Stock  pursuant to Section
5(a) hereof,  and upon  conversion of the Series B Preferred  Stock  pursuant to
Section  5(b)  hereof,  the holder or holders of such Series B  Preferred  Stock shall surrender the certificate or certificates therefor,  duly endorsed, at the office of the  Corporation  or of any transfer  agent for the Series B Preferred
Stock,  and shall  give  written  notice  to the  Corporation  at its  principal corporate  office of the  election  to convert  the same (in case of  conversion pursuant to Section 5(a) hereof) and the name or names in which the  certificate or  certificates  for shares of Common Stock are to be issued.  The  Corporation

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shall,  as soon as practicable  thereafter,  issue and deliver at such office to such  holder or  holders  of Series B  Preferred  Stock,  or to the  nominee  or nominees  thereof,  a certificate  or  certificates  for the number of shares of
Common  Stock to which such holder or holders  shall be  entitled as  aforesaid.
Conversion  under this  Section 5 shall be deemed to have been made  immediately prior to the close of  business on the date of such  surrender  of the shares of
Series B Preferred Stock to be converted,  and the Person or Persons entitled to receive  the  shares of Common  Stock  issuable  upon such  conversion  shall be treated  for all  purposes  as the record  holder or  holders of such  shares of
Common Stock as of such date. For purposes of this  Certificate of Designations,
"PERSON" shall mean an individual,  partnership,  corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

               (c) No fractional  shares shall be issued upon  conversion of the
Series B Preferred Stock into shares of Common Stock. If any fractional share of
Common  Stock would,  except for the  provisions  of the first  sentence of this
Section 5(c), be delivered upon such  conversion,  the  Corporation,  in lieu of delivering  such  fractional  share,  shall pay to the holder  surrendering  the
Series B Preferred  Stock for  conversion an amount in cash equal to: (i) if the
Common  Stock is  listed  or  admitted  for  trading  on a  national  securities exchange,  the reported  last sales price or, if no such reported sale occurs on such day,  the  average of the  closing  bid and ask prices on such day, in each case on the principal national  securities exchange on which the Common Stock is listed or  admitted  for  trading;  (ii) if the  Common  Stock is not  listed or admitted for trading on any  national  securities  exchange,  the average of the closing  bid  and ask  prices  in the  over-the-counter  market  on such  day as reported by Nasdaq or any comparable system or, if not so reported,  as reported by any New York Stock Exchange  member firm selected by the Corporation for such purpose;  or (iii) if no such  quotations  are  available  on such day, the fair market value of such fractional share, as determined in good faith by the Board.

               (d) In the event the  Corporation  shall  declare a  distribution payable in securities of other Persons,  evidences of indebtedness issued by the
Corporation  or other  Persons,  assets or options  or rights to the  holders of
Common Stock,  then, in each such case for the purpose of this Section 5(d), the holders of the Series B Preferred  Stock  shall be  entitled to a  proportionate share of any such  distribution as though they were the holders of the number of shares of Common  Stock of the  Corporation  into which their shares of Series B
Preferred   Stock  are   convertible  as  of  the  record  date  fixed  for  the
determination  of the  holders of Common  Stock of the  Corporation  entitled to receive such distribution.

               (e) If at any  time  or  from  time  to  time  there  shall  be a recapitalization  of the Common Stock (other than a subdivision,  combination or merger or sale of assets transaction  provided for elsewhere in this Section 5), provision  shall be made so that the  holders  of the Series B  Preferred  Stock shall  thereafter  be  entitled  to  receive  upon  conversion  of the  Series B
Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate  adjustment  shall be made in the  application  of the provisions of this  Section 5 with  respect  to the  rights  of the  holders  of the  Series B
Preferred  Stock after the  recapitalization  to the end that the  provisions of this Section 5 shall be applicable after that event as nearly  equivalent as may be practicable.

               (f) The  Corporation  will not, by  amendment  of its Articles of
Incorporation  or through  any  reorganization,  recapitalization,  transfer  of assets, consolidation,  merger, dissolution,  issue or sale of securities or any other voluntary action,  avoid or seek to avoid the observance or performance of any of the terms to be observed or performed  hereunder by the Corporation,  but will at all times in good faith assist in the carrying out of all the provisions of this  Section 5 and in the taking of all such action as may be  necessary  or appropriate  in order to protect  the  conversion  rights of the  holders of the
Series B Preferred Stock against impairment.

               (g) If any  capital  reorganization  or  reclassification  of the
Capital Stock of the Corporation,  or consolidation or merger of the Corporation with and into another  corporation,  or the sale of all or substantially  all of its assets to another  company,  shall be effected  while any shares of Series B
Preferred  Stock are  outstanding  in such a manner  that  holders  of shares of
Common  Stock  shall be  entitled to receive  stock,  securities  or assets with respect to or in  exchange  for  Common  Stock,  then,  as a  condition  of such reorganization or  reclassification,  consolidation,  merger or sale, lawful and adequate provision shall be made whereby each holder of Series B Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions  specified  herein  and  in  lieu  of  the  shares  of  Common  Stock immediately  theretofore receivable upon conversion of Series B Preferred Stock, such  shares of stock,  securities  or assets as may be issued or  payable  with respect to or in  exchange  for a number of  outstanding  shares of such  Common
Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization or reclassification, consolidation, merger or sale not taken place,  and in such case  appropriate  provision shall be made with  respect to the rights and  interests  of the holders of Series B Preferred
Stock to the end that the provisions  hereof shall thereafter be applicable,  as nearly as may be  possible,  in relation to any shares of stock,  securities  or assets  thereafter  deliverable  upon the  conversion of such shares of Series B
Preferred Stock.  Prior to or  simultaneously  with the consummation or any such consolidation,  merger or sale of the  Corporation,  the  survivor or  successor corporation (if other than the Corporation) resulting from such consolidation or merger or the  corporation  purchasing  such  assets  shall  assume  by  written instrument executed and mailed or delivered to each holder of Series B Preferred
Stock,  the  obligation  to deliver to such holders of Series B Preferred  Stock such shares of stock,  securities or assets as, in accordance with the foregoing provisions,  such holder of Series B Preferred Stock may be entitled to receive, and containing the express  assumption of such successor  corporation of the due and punctual  performance and observance of every provision of this  Certificate of  Designations  to be  performed  and observed by the  Corporation  and of all liabilities  and  obligations of the  Corporation  hereunder with respect to the
Series B Preferred Stock.

               (h) In the event of any taking by the  Corporation of a record of the  holders  of any class of  securities  for the  purpose of  determining  the holders thereof who are entitled to receive any dividend or other  distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other  securities  or property,  or to receive any other right, the Corporation  shall mail to each holder of Series B Preferred Stock, at least
20 days prior to the date  specified  therein,  a notice  specifying the date on which  any  such  record  is to be  taken  for the  purpose  of  such  dividend,
distribution  or  right,   and  the  amount  and  character  of  such  dividend,
distribution or right.

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               (i) The  Corporation  shall pay all  documentary,  stamp or other transactional  taxes  attributable  to the  issuance  or  delivery  of shares of
Capital  Stock of the  Corporation  upon  conversion  of any  shares of Series B
Preferred Stock;  PROVIDED,  HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance  or delivery  of any  certificate  for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

               (j) All shares of Common  Stock that may be issued in  connection with the  conversion  provisions  set forth  herein will,  upon  issuance by the
Corporation,  be validly issued,  fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

               (k) Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if sent by overnight  courier or deposited  in the United  States mail,  postage prepaid,  and addressed to each holder of record at his address appearing on the stock books of the Corporation.

               (l) In the event any shares of Series B Preferred  Stock shall be
converted  pursuant  to  Section  5  hereof  or  otherwise   reacquired  by  the
Corporation, the shares so converted or reacquired shall be canceled and may not
be  reissued.   The  Articles  of   Incorporation  of  the  Corporation  may  be
appropriately amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock.

            6. WAIVER.  Any right or  privilege of the Series B Preferred  Stock may  be  waived  (either  generally  or  in a  particular  instance  and  either retroactively  or  prospectively)  by and  only by the  written  consent  of the holders of a majority of the Series B Preferred  Stock then  outstanding and any such waiver shall be binding upon each holder of Series B Preferred Stock.

                            [SIGNATURE PAGE FOLLOWS]

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         [SIGNATURE PAGE TO THE CERTIFICATE OF DESIGNATIONS, PREFERENCES
           AND OTHER RIGHTS AND QUALIFICATIONS OF SERIES B CONVERTIBLE
                                PREFERRED STOCK]

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Designations as of this 28th day of April, 2005.

                                    ALLIANCE TOWERS, INC.

                                    By: /s/ Daniel G. Hayes
                                        --------------------------
                                        Name: Daniel G. Hayes
                                        Title: Chief Executive Officer